Posting Supplement No. 11 dated October 23, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 356798

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
356798	$6,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 356798. Member loan 356798 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Citizens Bank	Debt-to-income ratio:	6.76%
Length of employment:	9 years 1 month	Location:	quakertown, PA

Home town:	brooklyn
Current & past employers:	Citizens Bank
Education:	BCCC

This borrower member posted the following loan description, which has not been verified:

credit card refi

A credit bureau reported the following information about this borrower member on September 27, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	47	Months Since Last Delinquency:	9
Revolving Credit Balance:	$20,227.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 356919

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
356919	$5,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 356919. Member loan 356919 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	County of San Mateo	Debt-to-income ratio:	10.78%
Length of employment:	1 year 1 month	Location:	SAN JOSE, CA

Home town:	Daly City/South San Francisco
Current & past employers:	County of San Mateo, Costco Wholesale
Education:	De Anza College

This borrower member posted the following loan description, which has not been verified:

I went through LendingTree and rec'd an offer from Lending Club for a $5000 loan with a 3 year term at 8% interest.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,496.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 357595

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357595	$4,200	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357595. Member loan 357595 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,750 / month
Current employer:	medicab of rochester	Debt-to-income ratio:	10.59%
Length of employment:	50 years	Location:	ROCHESTER, NY

Home town:	ROCHESTER,NY
Current & past employers:	medicab of rochester
Education:

This borrower member posted the following loan description, which has not been verified:

personal loan for paying of a card. Need a lower interest rate lower than 21%

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	18
Revolving Credit Balance:	$5,014.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357652

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357652	$4,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357652. Member loan 357652 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,947 / month
Current employer:	Dunkin Donuts	Debt-to-income ratio:	13.17%
Length of employment:	8 years	Location:	WEST BROOKFIELD, MA

Home town:	West Brookfield
Current & past employers:	Dunkin Donuts, Baker Bill
Education:

This borrower member posted the following loan description, which has not been verified:

I am living about 30 minutes away from both of my jobs with my parents. I would like to get an apartment of my own to save time and money. I have already found one that is only 10 minutes from both jobs and it looks nice. I just need some furniture and enough for the first month's rent, the last month's rent, and a security deposit. I've been trying to save up money for this myself, but i can't seem to get enough together. I would like to move before the winter. This money would mean alot to me. Thank you very much for your consideration.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	13	Months Since Last Delinquency:	12
Revolving Credit Balance:	$683.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 357867

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357867	$3,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357867. Member loan 357867 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,407 / month
Current employer:	EL CAMINO TIRES	Debt-to-income ratio:	0.66%
Length of employment:	2 years 10 months	Location:	NORTH HOLLYWOOD, CA

Home town:	BEVERLY HILLS
Current & past employers:	EL CAMINO TIRES, FIRST AMERICAN HOME BUYERS PROTECTION CORPORATION
Education:	California State University-Northridge (CSUN)

This borrower member posted the following loan description, which has not been verified:

I want to import cosmetic products, including perfume and lotions. Importing also beauty products such as sophisticated hairdryers, curling and flat irons. All these products will be coming from Shanghai, China. I was given the opportunity to meet with the producers of the cosmetic and beauty products, in which I was offered a great deal to import and distribute their products here in Los Angeles.

A credit bureau reported the following information about this borrower member on October 12, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$843.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357874	$5,150	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357874. Member loan 357874 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	citrus cafe inc	Debt-to-income ratio:	20.29%
Length of employment:	7 years	Location:	anaheim, CA

Home town:
Current & past employers:	citrus cafe inc
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

paying medical bills on back injury

A credit bureau reported the following information about this borrower member on October 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,855.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 357920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357920	$6,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357920. Member loan 357920 was requested on October 14, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	FOLIOfn Investments	Debt-to-income ratio:	2.07%
Length of employment:	3 years 4 months	Location:	McLean, VA

Home town:	Oklahoma City
Current & past employers:	FOLIOfn Investments, ETrade
Education:	SFA

This borrower member posted the following loan description, which has not been verified:

I charged a lot of items to do a home improvement project. so I'd want to consolidate the loan and pay off the higher credit card.

A credit bureau reported the following information about this borrower member on October 14, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	72
Revolving Credit Balance:	$8,670.00	Public Records On File:	0
Revolving Line Utilization:	30.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 357929

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357929	$3,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357929. Member loan 357929 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,042 / month
Current employer:	Gulley's Supermarket	Debt-to-income ratio:	3.09%
Length of employment:	40 years	Location:	RUSKIN, FL

Home town:	Guayama
Current & past employers:	Gulley's Supermarket
Education:

This borrower member posted the following loan description, which has not been verified:

This money will be used towards my new flooring business. I have a couple of contracts pending. All I need is a little help so that I can start my business the right way. I would like for my customers to keep coming back, and to refer us to other businesses. Basically, I plan to budget every cent, so in the long road this money will double. I know is very hard to start your own business, but I firmly believe, if there's a will, there's a way. I plan on investing my time and effort to make this business work.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	27
Revolving Credit Balance:	$1,353.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357973

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
357973	$10,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 357973. Member loan 357973 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Regal Pest Management	Debt-to-income ratio:	1.73%
Length of employment:	4 years	Location:	DOBBS FERRY, NY

Home town:	Dobbs Ferry
Current & past employers:	Regal Pest Management, Westex Pest Management
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	80
Revolving Credit Balance:	$3,153.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358230

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358230	$12,500	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358230. Member loan 358230 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,900 / month
Current employer:	Blue Water Powerboats Inc.	Debt-to-income ratio:	14.16%
Length of employment:	11 months	Location:	singer island, FL

Home town:	Somers
Current & past employers:	Blue Water Powerboats Inc., Synthetic Turf Consulting LLC
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to purchase a new outboard motor for my biggest rental boat, a 26' center console. This boat is the one that gives the company the best return, and we can't afford to have it down. The motor pictured blew up following a salvage of it when a customer ran the motor into a dock and knocked the motor off of the boat. The motor was under water for about an hour, and though we were able to get it running again, it wasn't completely saved. It appears something got tweaked inside when it got wet while running. This is a large center console fishing boat that is in demand on a daily basis. My financial situation: I am a good candidate for this loan because I plan to use the money to continue to grow my small business. I have always been financially responsible, and have never been late in paying anything. I purchased this business last year, investing a good portion of my life savings as well as some home equity into it. I have grown the revenue roughly 40% over the previous ownership, and I have become a one-stop-shop for everything fun related in conjunction with watersports. In 10 months we have added 2 more boats and 2 waverunners, 4 kayaks, 3 surfboards, a banana boat, boogie boards, as well as other revenue generating equipment to the fleet. I have developed working relationships with Hilton, Marriott, and various other resort companies here in South Florida, and I plan to begin an online reservation system and Franchise plan in the near future. This extra capital will allow me to stretch a vital purchase out over time in order to not hinder further growth and progress of my small business.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,893.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358255

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358255	$12,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358255. Member loan 358255 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	SDB Systems	Debt-to-income ratio:	11.11%
Length of employment:	40 years	Location:	NEWBURY PARK, CA

Home town:	Grand Rapids
Current & past employers:	SDB Systems, Kowen
Education:	University of Michigan,, University of Berkley, Pepperdine University

This borrower member posted the following loan description, which has not been verified:

I am looking to redo a few items in my house and would like to take a loan out to cover these expenses.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1967	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	39	Months Since Last Delinquency:	13
Revolving Credit Balance:	$21,930.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358260

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358260	$10,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358260. Member loan 358260 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Gilbert Auto	Debt-to-income ratio:	15.92%
Length of employment:	4 years 6 months	Location:	Walla Walla, WA

Home town:	Portland
Current & past employers:	Gilbert Auto
Education:

This borrower member posted the following loan description, which has not been verified:

Wanting to consolidate some high interest credit cards.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	12
Revolving Credit Balance:	$8,968.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 358280

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358280	$7,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358280. Member loan 358280 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	InterContinental Hotels	Debt-to-income ratio:	18.21%
Length of employment:	5 years	Location:	East Rutherford, NJ

Home town:	New York
Current & past employers:	InterContinental Hotels
Education:	Columbia University in the City of New York, New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

Closing off high interest rate credit card

A credit bureau reported the following information about this borrower member on September 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	68
Revolving Credit Balance:	$19,099.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358311

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358311	$8,400	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358311. Member loan 358311 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,662 / month
Current employer:	Eagle Land Development Company	Debt-to-income ratio:	7.29%
Length of employment:	6 years	Location:	CHERRY VALLEY, IL

Home town:	Rockford
Current & past employers:	Eagle Land Development Company
Education:	University of Illinois at Chicago, Northern Illinois University

This borrower member posted the following loan description, which has not been verified:

Looking to complete a few home improvements including a deck and basement room finish. Planning to sell home within next 24 months. Three years at current job. Now President of Development Company.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	27
Revolving Credit Balance:	$6,178.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 358312

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358312	$10,500	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358312. Member loan 358312 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Pixsy Corporation	Debt-to-income ratio:	6.41%
Length of employment:	1 year 10 months	Location:	Seattle, WA

Home town:	Juneau
Current & past employers:	Pixsy Corporation
Education:	Washington State University

This borrower member posted the following loan description, which has not been verified:

LOAN PURPOSE This loan will be used by my business partner and I to buy an under-valued, under-nourished existing business. BUSINESS BACKGROUND The current owner works full-time as a professional in another industry and is overwhelmed by the business. She'd rather focus on her career than run a business, and is willing to accept $99K for it, but is requiring a significant portion down. We will be putting $50K down, and pay off the remainder within 6 months. If we end up not acquiring the business because of insufficient capital, and yet this loan is approved, it will immediately be paid back. The business is a truck (mobile clinic) with a hydrostatic body composition dunk tank. The owners of these clinics visit gyms/fitness clubs and run body fat tests all day long, parked out front. Clubs are very eager to have the clinics there. We can hype their personal training services, draw in potential members people from the area, and we can offer a small revenue share. BUSINESS' FINANCIALS Tests are $45, with discounts for repeat customers. Accounting for repeats, the average price per test is $35. Most clinics operate part-time for a modest 6 hours (by choice), yielding them between 20 - 30 tests/day (5 - 6 tests/hour). Trucks in less populous areas have cash flows of $20K - $25/monthly. Note that 20 - 30/day is an average of _all territories_, such as St. Louis, Milwaukee, etc. The populations of these areas are _far_ thinner in comparison to the region we will be taking over, which is everything south of LA. Only one clinic has the rights to a greater population--Northern California-- which performs very well, with tests in the 30 - 40 tests/day range, operating less than 8 hours/day. We will be operating for more hours to support the great demand in our region: 12 - 16, instead of merely 6 or 8. The only days the clinic will not be in operation are the major holidays (e.g. Thanksgiving, Christmas). Monthly operating costs are very low: $2,000 - $3,000, plus hourly staffing. CASH FLOW Based on the data from existing clinics, we've projected two estimates of cash flow. With operating expenses so low, we could do half our projections and _still_ be profitable. Conservative: $35/test x 35 tests/day x 30 days = $37K/month. Projected: $35/test x 45 tests/day x 30 days = $47K/month. MY BACKGROUND/FINANCES I've been employed at a technology company that sells data to Fortune 500 companies since graduating with a BA in Business Management of IS in 2006. My role is Lead Developer (programmer) of the software development team. Yearly income is $55K, and I have unexercised stock options whose shares constitute 1.4% of the company. Money in/month: $4,583.33 gross Money out/month: * Rent: $400 * Student loans: $275 * Food: $400 * Cell and utilities: $200 * Credit card payments: $75 * No vehicle expenses; public transportation at $70 * Medical: $30 * Misc.: $250 Total: $1,700 +/- 100 MY BUSINESS PARTNER My partner is the owner of a Cold Stone Creamery (gourmet ice cream), which he paid for in cash. Since taking ownership of the Cold Stone, same-store sales have increased 14%--one of the highest increases of all 1,400 stores nationwide.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,932.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358326

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358326	$11,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358326. Member loan 358326 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,813 / month
Current employer:	n/a	Debt-to-income ratio:	15.21%
Length of employment:	8 years 9 months	Location:	Crestview Hills, KY

Home town:	Martins Ferry
Current & past employers:	Kentucky Speedway
Education:	Ohio State University, Kent State University

This borrower member posted the following loan description, which has not been verified:

I will use the loan money to pay down some of the high interest debt that I currently have. I made some credit mistakes in the past, but have not missed or been late on payments for at least the past seven years. This loan will put me on a quicker path to living a debt free life. I have a steady job (8+ years with the same company) and I pay all of my bills on time. More often than not, I pay above the monthly minimum. I would also like to reinvest a portion of the money in Lending Club. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,197.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358329

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358329	$7,500	11.59%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358329. Member loan 358329 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,723 / month
Current employer:	Not employed outside home	Debt-to-income ratio:	16.86%
Length of employment:	n/a	Location:	Tacoma, WA

Home town:	Tacoma
Current & past employers:	Not employed outside home
Education:	University of Minnesota-Twin Cities, University of Wisconsin-Milwaukee

This borrower member posted the following loan description, which has not been verified:

I have a high rate credit card due to a mishap with the due date. They raised the rate to 26%!!! I have a great repayment record, the only problem was the due date fell badly. I also owe money to my dentist him off. I will close the account of the American Express Blue card if I receive the loan and will use only a debit card for my purchases.

A credit bureau reported the following information about this borrower member on September 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,244.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358372

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358372	$9,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358372. Member loan 358372 was requested on October 15, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Extra Space Storage	Debt-to-income ratio:	3.53%
Length of employment:	3 years 6 months	Location:	North Bergen, NJ

Home town:	North Bergen
Current & past employers:	Extra Space Storage, JPMorgan Chase & Co.
Education:	Pace University-New York

This borrower member posted the following loan description, which has not been verified:

Investing in my sons education, my family is what I live for. Thank you for looking.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1970	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,171.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358417

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358417	$12,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358417. Member loan 358417 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	NetJets Inc.	Debt-to-income ratio:	9.91%
Length of employment:	14 years	Location:	PORT SAINT LUCIE, FL

Home town:	Charlotte
Current & past employers:	NetJets Inc., Martinair Inc.
Education:	Pacific Western University

This borrower member posted the following loan description, which has not been verified:

Loan to pay part on American express and part on some video equipment. Line of credit loan

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1971	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,579.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358421

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358421	$25,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358421. Member loan 358421 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Wellstar Health System	Debt-to-income ratio:	10.73%
Length of employment:	1 year 4 months	Location:	Atlanta, GA

Home town:	Seoul
Current & past employers:	Wellstar Health System, Henry Ford Health System
Education:	University of Buenos Aires

This borrower member posted the following loan description, which has not been verified:

I have just joined a private practice for OB/GYN and although I am making sufficient money to be able to payback my loan without problems in the next couple of years, at present I am in need for a sum of 25000 to cover a family debt which I do not have.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,256.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358461

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358461	$9,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358461. Member loan 358461 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Factset Research Systems	Debt-to-income ratio:	4.30%
Length of employment:	9 months	Location:	San Francisco, CA

Home town:	Portland
Current & past employers:	Factset Research Systems, University of Arizona Strategic Alternative Learning Techniques Center
Education:	University of Arizona

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off the balances I have had on my credit cards since college. I have been in the process of trying to pay them down since starting work in January 2008 (graduated wth B.S. in Business Economics Dec. 2007, Eller School of Business, University of Arizona) but have found it difficult due to the number of bills I need to keep track of and the various interest rates I am being charged between the cards. I would like to move these balances off of my credit cards and in to a more structured loan so I know exactly how much to pay each month, on what day, and I can know on exactly what day this debt will be paid back. I am a good candidate for this loan because I have a good job at a respected financial data provider. I have recently recieved a raise and have no reason to worry about my future as we have very little, if any, exposure to the current problems in the financial industry. I am taking the Chartered Financial Analyst level 1 exam in June which, upon successful completion, will raise my value in the financial services field as well as result in an immediate bonus from my employer which amounts to over 25% of my requested loan amount. I have no dependants. pets, or any other entity that would require a portion of my monthly income beyond strictly myself.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,735.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358470

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358470	$11,250	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358470. Member loan 358470 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Marriott	Debt-to-income ratio:	12.96%
Length of employment:	3 years	Location:	Palm Desert, CA

Home town:	Palm Springs
Current & past employers:	Marriott, Best Buy Co. Inc.
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

Requesting interest below current rates before my baby arrives. I'm a salaried manager with over 5 years experience so I'm financially stable. I am just looking to lower my interest rates so I can buy diapers instead of paying for bank executives' inflated salaries.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,341.00	Public Records On File:	0
Revolving Line Utilization:	30.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358508

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358508	$6,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358508. Member loan 358508 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Industrial Source	Debt-to-income ratio:	13.73%
Length of employment:	2 years 1 month	Location:	Springfield, OR

Home town:	Springfield
Current & past employers:	Industrial Source
Education:

This borrower member posted the following loan description, which has not been verified:

This Loan will be used to pay off my credit card. I had my cards paid off until this autumn when I had some emergency medical issues. Even though I had insurance I still ended up with a sizeable portion that I had to pay out of pocket which I had not choice but to put on a credit card. Then my credit card company jacked my rate up to 29.99 percent. So I would rather pay interest to people than to banks and credit card companies so I thought I would try this. Thanks for Helping!!

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,154.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358545

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358545	$25,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358545. Member loan 358545 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Shea Homes	Debt-to-income ratio:	9.04%
Length of employment:	15 years 6 months	Location:	irvine, CA

Home town:	pasadena
Current & past employers:	Shea Homes
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

I need to consolidate 3 cards over $20,000

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	10
Revolving Credit Balance:	$9,925.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358547

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358547	$5,400	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358547. Member loan 358547 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,200 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	19.36%
Length of employment:	1 year 7 months	Location:	Colorado Springs, CO

Home town:	Berwyn
Current & past employers:	Lockheed Martin, L-3 Communications Holdings, Titan, Jaycor, US Army
Education:	University of Illinois at Chicago, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off a high interest credit card that we obtained specifically to pay for our replacement vinyl windows, through the window company. We received 0% interest for the first 6 months, and have been paying $216 a month since June. The promotional rate of 0% is ending soon (in November); the rate will then jump up to 21.90%, retroactive to when we first purchased the windows. Originally, we had expected to take out a home equity loan to pay for the windows before the promotional rate ended. With the drop in our house's market value, the credit crunch, etc..., that is no longer a viable option. Plan "B" was to transfer the balance from the window credit card to an existing credit card that has more than enough available credit. Terms on this card are 8.874% APR, as long as we pay at least 5% of the balance each month (which we do). Unfortunately, that credit card company is not offering any balance transfer offers at the moment (surprise, surprise!), so Plan "C" is to use a convenience check from that credit card, which carries the cash advance terms of 16.453% APR, with a 3% fee (no cap). I decided to look into Lending Club as a potentially better Plan "C". I am a good candidate for this loan because I have excellent credit and have never missed or been late on a payment in almost 20 years of borrowing. I have a stable, secure, decent paying job. I have been with my current employer for only 1 year and 7 months, but have been in the same industry for 12 years, with only one previous employer (in this industry). The current amount we pay to the window credit card is $216 a month, which is easily manageable. The monthly payment for the Lending Club loan will be less than this amount.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,976.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358548

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358548	$7,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358548. Member loan 358548 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Simply Fish, Inc	Debt-to-income ratio:	17.72%
Length of employment:	4 years 2 months	Location:	Beaverton, OR

Home town:	West Union
Current & past employers:	Simply Fish, Inc
Education:	Oregon State University

This borrower member posted the following loan description, which has not been verified:

Hello to all, I purchased a house earlier this year and would like to make a few changes and improvements. I'd rather not go to a bank for the money as I believe in P2P lending. I have a Prosper account with and active debt consolidation loan that is over half paid off. I also lend a small amount, but that system has gone into a Quiet Period just as I had hoped to take out this loan. The good and the bad is that It's caused me to look a alternatives and here I am. This loan has two purposes, but the primary function will be home improvement. I just purchased a house and I would like to make a few improvements. I really don?t want to deal with a bank for this money and having invested a few hundred dollars into Prosper, this is the place and you are the people that I would like to have benefit. My secondary purpose for this loan is to pay off a balance owed to a dentist. Loan Detail: Home Improvement: $6,000 Dentist: $1,500 Total $6,500 I am currently paying $240-$300 a month to the dentist. Re-directing those payments alone should cover the payments on this loan. I would think the payment will end up well under $300 Thank you again for your interest!

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	15
Revolving Credit Balance:	$6,349.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358557

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358557	$18,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358557. Member loan 358557 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Data Systems International	Debt-to-income ratio:	19.22%
Length of employment:	11 years 6 months	Location:	Overland Park, KS

Home town:	Kansas City
Current & past employers:	Data Systems International
Education:	Brown Mackie College-Kansas City

This borrower member posted the following loan description, which has not been verified:

After the turmoil in the economy and seeing the banks get rich off interest, I have decided to give my interest back to the community.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	47
Revolving Credit Balance:	$22,897.00	Public Records On File:	1
Revolving Line Utilization:	64.50%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358564

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358564	$15,975	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358564. Member loan 358564 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	State of Connecticut	Debt-to-income ratio:	10.62%
Length of employment:	10 years 2 months	Location:	New Haven, CT

Home town:	Waterbury
Current & past employers:	State of Connecticut, UCONN HEALTH CENTER
Education:	University of Connecticut

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to buy into my civilian pension the time I was away on Active Duty in the U.S. Army. This must be done by mid November 2008 or I will not be credited for my time away with the military. This loan will be sent to the Office of the State Comptroller and enable me to be credited for the entire time I was away on military orders. My financial situation: I am a good candidate for this loan because I have good credit and always pay my bills. I am a commissioned officer (now in the CT National Guard) and as such my word is my bond.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	55
Revolving Credit Balance:	$35,114.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358566

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358566	$6,950	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358566. Member loan 358566 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,567 / month
Current employer:	Superior Energy Services	Debt-to-income ratio:	11.16%
Length of employment:	25 years	Location:	Welsh, LA

Home town:	Jennings
Current & past employers:	Superior Energy Services
Education:

This borrower member posted the following loan description, which has not been verified:

I am using this loan to consolidate all of the balances from multiple credit cards for debt that was built up during the last two encounters with the Gulf Coast Hurricanes. I would much rather pay one amount each month than deal with the CC companies and multiple payments, varying interest rates and miscellaneous fees. Thank you so much for your help!

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	47	Months Since Last Delinquency:	14
Revolving Credit Balance:	$31,081.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358615

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358615	$20,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358615. Member loan 358615 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	DOPS MAnagement	Debt-to-income ratio:	15.75%
Length of employment:	23 years	Location:	Taunton, MA

Home town:	Brockton
Current & past employers:	DOPS MAnagement
Education:	Johnson & Wales University-Providence

This borrower member posted the following loan description, which has not been verified:

I have completed the build out on an 11,000 sq ft state of the art indoor baseball/softball training academy. We have been open since mid June and are now heading into our busiest season. We are located in New England, so as the weather gets colder, the demand for usage of the facility increases dramatically. I have invested a substantial amount of capital to get the facility up and running, but now am in need of some working capital going into this busy time.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$106,366.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358621

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358621	$5,400	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358621. Member loan 358621 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Airtran Airways	Debt-to-income ratio:	10.57%
Length of employment:	3 years 10 months	Location:	Trotwood, OH

Home town:	Dayton
Current & past employers:	Airtran Airways, NCR Corporation
Education:	Central State University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: The purpose of this loan will help paid down high interest rate (25%+) credit cards. I previously was RIF after working twenty-five years for a US company that outsourced my job oversea. My income of $50k+ a year supported the credit cards. However, with the reduced income my credit score dropped which created higher interest rate for credit. I needed to survive without filing for bankruptcy which created the use of high interest credit, of course the financial world was willing to assist in any way possible for a price. I have sense created a budget in order to eliminate the credit cards. I?m currently working for a major airline as a Supervisor of twelve for the past 3 years. I?m married with a six year old daughter. Thank you for looking at my loan request. Please contact me if you have any questions. My financial situation: I?m a good risk for this loan because of my one time payment history despite losing my initial job. I plan on having a higher interest rate in order to pay back lenders for their trust in helping me establish my financial situation again. I rather pay people willing to assist others instead of hungry financial institutions bleeding helpless people. I will be endorsing Leading Club with all my family, friends and others, and hope this concept will help the truly needed.. Credit Balances and APR: Providian amt $1200.00 @25% Bank of America $3200.00 @21% I plan on paying the highest balance off first followed by the remaining balances. Monthly net income: $ 3200 Monthly expenses: $ Housing: $ 694 Insurance: $ 300 Car expenses: $ 200 Utilities: $ 190 Phone, cable, internet: $ 100 Food, entertainment: $ 250 Clothing, household expenses $ 100 Credit cards and other loans: $ 350 Other expenses: $ 150

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	63
Revolving Credit Balance:	$6,770.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358624

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358624	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358624. Member loan 358624 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Retired	Debt-to-income ratio:	10.34%
Length of employment:	n/a	Location:	Dayton, OH

Home town:	Andalusia
Current & past employers:	Retired
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of Loan: The purpose of this loan will be to pay-off 2 high interest rate credit cards (27+%). I have tried to pay-off the two credit cards by adding additional principle payments, however the credit cards companies find ways to off-set the additional payments. I have no problem in paying my current credit cards debt. I would like to have a fixed rate and end time for closer of the debt. My financial situation: I am a good and sound candidate for this loan because I pay all my bills on time (My AA credit rating reflects my accomplishments). I receive a government pension along with my social security each month ($2000+). Thank you for looking at my loan request. Please contact me if you have any questions or concerns. Credit Balances and APR: Sears $7000.00 @24% Direct Merchant $4000.00 @21% I plan on paying Sears off and the remainder for Direct Merchant with the prosper loan. Monthly net income: $ 2000 Monthly expenses: $ Housing: $ 394 Insurance: $ 250 Car expenses: $ 200 Utilities: $ 190 Phone: $ 52 Food, entertainment: $ 150 Clothing, household expenses $ 100 Credit cards and other loans: $395 Thank you for your interest in funding my loan.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1979	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	34
Revolving Credit Balance:	$7,665.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358633

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358633	$5,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358633. Member loan 358633 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Crowe Capital Markets	Debt-to-income ratio:	5.46%
Length of employment:	7 months	Location:	Chicago, IL

Home town:
Current & past employers:	Crowe Capital Markets, Merrill Lynch
Education:	Indiana University Kelley School of Business

This borrower member posted the following loan description, which has not been verified:

Loan Use: I would like to borrow money to make opportunistic investments while the stock market is down. There are currently a number of stocks which have been beaten down by recent market volatility and I believe are poised to come back. Additionally, the dividend yields on many stocks are very nice at these prices (+6% in many cases). While I could wait and save up over the next 6 months to make these investments, I would rather not take on the market risk that these stocks rebound in the meantime. Therefore, I would like to take out a loan and invest now and repay it over the next 6 months to a year. Financial Situation: Very financially stable. I'm fortunate to have a well-paying job that isn't as susceptible to the recent downturn in the financial markets. Additionally, I have enough income from my other investments to easily make payments without needing to rely on my employment income. Worst case scenario would be that I liquidate my CDs and pay off the loan. My monthly discretionary income (monthly income less rent, food, insurance, etc.) is conservatively $2,500 per month.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,528.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358642

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358642	$25,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358642. Member loan 358642 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	Unique Limosines	Debt-to-income ratio:	14.90%
Length of employment:	3 years	Location:	Deland, FL

Home town:	Alexandria
Current & past employers:	Unique Limosines
Education:	Daytona Beach State College

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to open a indoor sports facility for youth baseball. Baseball is a passion in the town that we live in and there is a desperate need for an indoor practice facility. We are not new to baseball, our town which is home to the Deland Bulldogs and Stetson University has a stong passion for the sport and is in need of this facility in our community. My financial situation: I am a good candidate for this loan because I am a reliable and creditworthy. I am doing this to better our community and to provide a safe and positive place for children to learn about health, safety and good sportsmanship.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,356.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358643

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358643	$3,200	7.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358643. Member loan 358643 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	PNC Bank	Debt-to-income ratio:	7.25%
Length of employment:	2 years	Location:	Bethlehem, PA

Home town:	Navy Brat
Current & past employers:	PNC Bank, Hartford Financial Services Group
Education:	Northampton County Area Community College, Pennsylvania State University-Penn State Lehigh Valley

This borrower member posted the following loan description, which has not been verified:

Debt consolidation

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	76
Revolving Credit Balance:	$2,472.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358644

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358644	$2,500	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358644. Member loan 358644 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Marshall Miller and Associates Inc.	Debt-to-income ratio:	4.19%
Length of employment:	1 month	Location:	HARRISBURG, PA

Home town:	Worcester
Current & past employers:	Marshall Miller and Associates Inc., Penn Environmental & Remediation, Inc., Balsam Environmental Consultants, Inc.
Education:	University of Alaska Fairbanks

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan in the amount of $2,500 for cover household expenses. I recently went through a one-month period of unemployment and would like to use the loan to catch up on expenses.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1976	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	18
Revolving Credit Balance:	$2,368.00	Public Records On File:	1
Revolving Line Utilization:	21.50%	Months Since Last Record:	66
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 358660

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358660	$16,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358660. Member loan 358660 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	FNC Recovery Inc.	Debt-to-income ratio:	24.11%
Length of employment:	2 years 3 months	Location:	Mesa, AZ

Home town:	Patchogue
Current & past employers:	FNC Recovery Inc.
Education:	Suffolk County Community College, Holy Cross College

This borrower member posted the following loan description, which has not been verified:

I am a looking for a $5000 to $25000 loan to purchase inventory for a small business. I would prefer a 6 month or 1 year term but am open to all terms and rates. Within 6 months of an inventory purchase our typical revenue on that inventory is 130% of the purchase cost.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1982	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	12
Revolving Credit Balance:	$101,394.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358683

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358683	$8,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358683. Member loan 358683 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,182 / month
Current employer:	n/a	Debt-to-income ratio:	16.12%
Length of employment:	1 year 1 month	Location:	normal, IL

Home town:
Current & past employers:
Education:	Southern Illinois University-Carbondale

This borrower member posted the following loan description, which has not been verified:

I got some debts spread across credit cards, and it would be nice to only have one account to pay, and for less APR, which this totally would be.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	21
Revolving Credit Balance:	$3,982.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 358702

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358702	$25,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358702. Member loan 358702 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,333 / month
Current employer:	KPMG	Debt-to-income ratio:	5.95%
Length of employment:	2 years	Location:	Washington, DC

Home town:	Silver Spring
Current & past employers:	KPMG
Education:	Drexel University Marymount University

This borrower member posted the following loan description, which has not been verified:

My boyfriend and I own 3 properties amongst us, 1 we live in the other is rented and the 3rd we want to put on the market to sell after we do some additional improvements. Luckily we live in Washington DC so the housing market values have not been effected here as much as other parts of the country but we want to minimize the properties that we own. Banks are not giving out personal loans and we would prefer to not have to take equity out on the properties we are keeping. I have excellent credit and work full time and make over $90K per year. We will pay off this loan as soon as the house is sold. Luckily he put 25% down when we bought it so we will probably make at least $175K in cash once it is sold.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,752.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358734

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358734	$11,400	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358734. Member loan 358734 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Self Employed - Ichor Interactive	Debt-to-income ratio:	8.98%
Length of employment:	3 years 7 months	Location:	New Carlisle, OH

Home town:	Kidderminster
Current & past employers:	Self Employed - Ichor Interactive
Education:	University of Plymouth

This borrower member posted the following loan description, which has not been verified:

Hi, well winter is drawing in up here in Ohio and my family and I live in a 100 year old farm house with an Oil furnace. Last years heating bill was bad enough, but this year we're looking at a 33% increase, so in an attempt to 'stick it to the man' we want to purchase and install a wood burning stove, they're highly efficient now and produce very little polution from a renewable resource so we feel we're doing fairly good for the environment too. The rest of the money is to pay off a higher interest credit card and for my application for Citizenship here in the USA. I'm from England, met my now wonderful wife and got married (obviously ;-) ), we now have a great 3 year old boy, but I'm feeling the odd one out in the family being the only alien here *grins*. Anyway, thank you in advance for any help you can give us, I've never missed a payment or bailed on a loan, I take my responsibilities very seriously, I just need a little help to keep my family warm this winter. Best wishes James + family

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,201.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358748

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358748	$8,200	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358748. Member loan 358748 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Orlando Regional Health	Debt-to-income ratio:	11.46%
Length of employment:	9 years 11 months	Location:	apopka, FL

Home town:	Lexington
Current & past employers:	Orlando Regional Health, SunTrust Bank
Education:	University of Kentucky

This borrower member posted the following loan description, which has not been verified:

The rate on my Bank of America credit card is 11.24%. Not too bad, I guess, but it just shot up from a promotional rate of 2.99%, so the payment is $75 more a month. I've been working very hard to get my credit cards paid off and have made significant progress. But having the balance on this account get slammed with over $100 in interest fees alone every month significantly impacts my goal. I'd much rather pay a fixed rate for three years and be done with it. Thank you for your help.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,891.00	Public Records On File:	0
Revolving Line Utilization:	19.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358778

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358778	$8,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358778. Member loan 358778 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Midwest Television	Debt-to-income ratio:	9.09%
Length of employment:	1 year 4 months	Location:	San Diego, CA

Home town:
Current & past employers:	Midwest Television, Waterman Broadcasting
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my high interest debt into one low rate loan

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	27
Revolving Credit Balance:	$15,217.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358790

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358790	$16,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358790. Member loan 358790 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,167 / month
Current employer:	e-know, inc	Debt-to-income ratio:	17.13%
Length of employment:	2 years 4 months	Location:	Herndon, VA

Home town:	Akron
Current & past employers:	e-know, inc, AOL, Verizon
Education:	University of Virginia (UVA), George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

Our first daughter's wedding is an exciting event. Unfortunately, it's also an expensive event, and it's put a squeeze on my cash and caused me to rack up too much credit card debt. I plan to use these loan proceeds to pay off final wedding expenses -- such as chair and table rentals for the reception, the valet service, etc. -- and to pay down more expensive credit card debt that has been used to pay expenses to this point -- such as deposits for caterers, the wedding dress, etc. (etc., etc. -- if you've been through this, you know what I mean!)

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$347,165.00	Public Records On File:	0
Revolving Line Utilization:	79.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358810

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358810	$8,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358810. Member loan 358810 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Fans & Lighting Minnesota LLC	Debt-to-income ratio:	11.41%
Length of employment:	1 year	Location:	Shakopee, MN

Home town:	Minneapolis
Current & past employers:	Fans & Lighting Minnesota LLC, FanMan Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Our Company & It's Products: We are a locally owned family-run retailer, doing business in the Minneapolis/St. Paul area. We specialize in high quality ceiling fans and lighting fixtures. We have a business philosophy of providing the highest degree of value in the products we offer, and an expertise that goes back well over 20 years. Our sales extend to all 50 states thanks to our website www.fanmanlighting.com. We are seeking financing to expand our product offerings in the lighting area, and also to add a brand new category of sales with table and floor lamps. We have a large retail show floor (over 7000 sq. ft.), so it would be easy to incorporate a strong lamp mix into our product offerings. Our current annual revenues exceed $500,000, and we feel expanding our product offerings would be extremely beneficial. My area of expertise is Sales & Marketing, and my partner has a Bachelor of Science Degree in Business Administration from the University of Minnesota, and is in charge of our purchasing. We are in the final month of paying off a $30,000 1-year note, and our only other debt is a SBA loan currently at $146,000.

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,193.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358817

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358817	$10,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358817. Member loan 358817 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	kirby inland marine	Debt-to-income ratio:	18.18%
Length of employment:	26 years	Location:	CHANDLER, TX

Home town:	houston
Current & past employers:	kirby inland marine
Education:	tmau

This borrower member posted the following loan description, which has not been verified:

car loan for 1985 cj7

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,466.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358822

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358822	$5,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358822. Member loan 358822 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	USPS	Debt-to-income ratio:	22.49%
Length of employment:	10 years 1 month	Location:	Orange Park, FL

Home town:	Norfolk
Current & past employers:	USPS, United States Navy
Education:	University Of Florida

This borrower member posted the following loan description, which has not been verified:

We incurred this debt when we had to put my son in the hospital. We do carry help insurance just not all was covered through the help insurance. Im just looking for a better interest rate then these credit card companies. Me and my wife both hold down long term jobs 10+ each. Mine annual income is 47k while my wife 69k a year. Our monthly bills and spending are as followed:(all Joint) Mortage:1001 Cable/Internet:150 Cell Phone:175 Food:200 Car payment: i pay 400 but all need to pay 301 Elec: 150

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	41
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	54
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358826

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358826	$7,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358826. Member loan 358826 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Army National Guard	Debt-to-income ratio:	12.09%
Length of employment:	2 years 1 month	Location:	Portland, OR

Home town:	Ames
Current & past employers:	Army National Guard, Automatic Data Processing Inc., Medical Staffing Network
Education:	Iowa State University

This borrower member posted the following loan description, which has not been verified:

I'm a medic in the Oregon National Guard preparing to deploy to Iraq in a few months. Right now I'm focusing on getting my finances in order. This loan would be for $7,000 to consolidate credit card debt that was acquired before I graduated from Iowa State University.

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	36
Revolving Credit Balance:	$14,320.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358872

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358872	$18,250	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358872. Member loan 358872 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	thermal gennesis	Debt-to-income ratio:	20.95%
Length of employment:	6 years 7 months	Location:	sacramento, CA

Home town:	vietnam
Current & past employers:	thermal gennesis
Education:

This borrower member posted the following loan description, which has not been verified:

pay off all high rate creditcard and need some extra for bussiness marketing

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,095.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 358873

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358873	$1,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358873. Member loan 358873 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Orlando Regional Healthcare	Debt-to-income ratio:	16.90%
Length of employment:	9 years 11 months	Location:	Apopka, FL

Home town:	Lexington
Current & past employers:	Orlando Regional Healthcare
Education:	University of Kentucky

This borrower member posted the following loan description, which has not been verified:

I have almost everything I need to start creating wonderful works of art made from all natural stone. The final piece of equipment costs $800 - $900 and is similar to a jig saw, but it's water - cooled for working rocks. With it I can make beautiful, museum quality pictures. The process is called 'intarsia' but if you google it you will mostly get intarsias made from wood. Mine will be all natural stone. Sometimes eBay has intarsias made from rocks, but most often they're either trinket boxes (beautiful, but not my cup of tea) or single pieces of stone that have been framed. The pictures I hope to create will be 8x10 at the smallest, and I will be one in only 2-3 ppl in the country (that I am aware of) who do this.

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,938.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358874	$14,400	18.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358874. Member loan 358874 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	gorge builders,llc	Debt-to-income ratio:	2.83%
Length of employment:	4 years	Location:	stevenson, WA

Home town:	pittsburgh
Current & past employers:	gorge builders,llc, american equity investments
Education:	university of tennessee at chattanooga

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my bank- held debt with people instead of banks.

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	73
Revolving Credit Balance:	$10,068.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

Member Payment Dependent Notes Series 358882

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358882	$15,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358882. Member loan 358882 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	Self Employed	Debt-to-income ratio:	9.15%
Length of employment:	2 years 3 months	Location:	Brooklyn, NY

Home town:
Current & past employers:	Self Employed, AMERICAN AIRLINES
Education:

This borrower member posted the following loan description, which has not been verified:

I want to pay off my debt that i owe to 2 credit card companies: Amex and Citi Cards. I am hoping and looking forward to getting this amount at lower rate here and pay the creditors off at one shot. I am a software developer. I have been self employed since 2006. I have been building different type of applications and lately I am into mobile applications since it has more promising future. I have very steady income and I have never been late on my payments, so I am a good candidate for this loan.

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,436.00	Public Records On File:	0
Revolving Line Utilization:	1.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358889

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358889	$15,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358889. Member loan 358889 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	wcrx	Debt-to-income ratio:	16.32%
Length of employment:	1 year 6 months	Location:	highland, CA

Home town:	redlands
Current & past employers:	wcrx
Education:

This borrower member posted the following loan description, which has not been verified:

We sell supplements and vitamins aas well as other health products We have good sales, and can pay that loan off whether advertising helps us or not, but advertising should increase our sales easily, we are spending about $3,000 a month and we would like to spend between$5,000 and $7,000 over the next 2 months

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	12
Revolving Credit Balance:	$94.00	Public Records On File:	0
Revolving Line Utilization:	1.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 358892

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358892	$25,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358892. Member loan 358892 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Self	Debt-to-income ratio:	8.42%
Length of employment:	1 year 2 months	Location:	Seattle, WA

Home town:	Bainbridge Island
Current & past employers:	Self
Education:	Western Washington University (BA)

This borrower member posted the following loan description, which has not been verified:

I own a profitable ice cream store (franchise you have heard of) in the heart of a major city. I am about to enter the slowest months of the year. Last winter I was in a very similar position where I had about 20k in the bank but I used my equity line on my home to fund the gap to make it to spring/summer (where sales are crazy good!). I paid nearly all of this summer's profits towards my home equity line and figured I could access it in the winter. However, due to the bank and credit crisis my home equity line was frozen. I was not maxed out and I did not miss payments. Last year it took 39k to survive the winter, I'm worried with the economy being so uncertain that I may need 45k this year and as previously stated I only have a cash position of 20k. My other option is to empty my stock portfolio/retirement accounts but with the market down so much lately I'd rather not. I can easily handle loan payments until spring and by mid summer I'll pay the loan off. My bad luck is your gain because you get all the interest even when I pay off early.

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	16
Revolving Credit Balance:	$507.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358905

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358905	$15,500	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358905. Member loan 358905 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Patriot National Bank	Debt-to-income ratio:	9.06%
Length of employment:	3 years 3 months	Location:	Ansonia, CT

Home town:	Stamford
Current & past employers:	Patriot National Bank, Hudson United Bankcorp
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to roll 3 credit cards into 1 payment, 1 rate.

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,297.00	Public Records On File:	1
Revolving Line Utilization:	77.60%	Months Since Last Record:	77
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358926

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358926	$6,600	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358926. Member loan 358926 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	n/a	Debt-to-income ratio:	17.87%
Length of employment:	n/a	Location:	Ranson, WV

Home town:	Germantown
Current & past employers:	Federal Home Loan Mortgage Corporation (Freddie Mac)
Education:

This borrower member posted the following loan description, which has not been verified:

Fulfilling this loan request will allow me to jump off of the credit card swing, feet first! Not only will my credit card be paid off but will give me an opportunity to take down the swing set, once and for all. My credit card is current (never been late, always pay much more than the minimum) but always seems to go up, and come back down. I pride myself in that it's not going up because I'm out shopping for the next designer handbag, but have had set backs for necessities - - things like the extra push in the back due to unexpected dental work and car maintenance. The credit card balance always seems to "come back down" thanks to my strong work ethic and creative ways to make more money by selling on eBay. This is just an opportunity to pay a better interest rate, while preparing for my jump off of the swing and have a safe, credit card-free landing!

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,595.00	Public Records On File:	1
Revolving Line Utilization:	14.90%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358955

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358955	$14,500	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358955. Member loan 358955 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	NH GOP	Debt-to-income ratio:	21.80%
Length of employment:	1 year 2 months	Location:	SUNCOOK, NH

Home town:	Dublin
Current & past employers:	NH GOP
Education:	Loyola College in Maryland

This borrower member posted the following loan description, which has not been verified:

The loan is being requested to pay off my credit card debt in 3 years and get out from the 26% APR I am currently paying which makes this debt almost impossible to pay off in a fashion that will allow me to begin to start saving.

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,772.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358967

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358967	$10,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358967. Member loan 358967 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	retired	Debt-to-income ratio:	22.43%
Length of employment:	n/a	Location:	lubbock, TX

Home town:	Beeville
Current & past employers:	retired, U. S. Postal Service
Education:	South Plains College

This borrower member posted the following loan description, which has not been verified:

to pay off a high intrest loan

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	53	Months Since Last Delinquency:	9
Revolving Credit Balance:	$12,792.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358976

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358976	$7,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358976. Member loan 358976 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Tegron	Debt-to-income ratio:	7.88%
Length of employment:	2 years 10 months	Location:	Bedford, TX

Home town:	Waterloo
Current & past employers:	Tegron, Romeo Engineering
Education:	Hawkeye Community College

This borrower member posted the following loan description, which has not been verified:

Loan will be used to pay-off credit cards with high rates. I am a Project Manager/Engineer with a salary over $100k and will have no problem repaying this loan.

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	31
Revolving Credit Balance:	$6,410.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359005

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359005	$25,000	16.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359005. Member loan 359005 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Blist, Inc.	Debt-to-income ratio:	15.95%
Length of employment:	7 months	Location:	Seattle, WA

Home town:	Fort Lauderdale
Current & past employers:	Blist, Inc., frog Design, Avenue A | Razorfish, AT&T Mobility
Education:	Carnegie Mellon University, University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

This loan is a clean and simple debt consolidation. My then fiance, now wife, had a small business that shut down due to tough economic factors and had a 13k sales tax bill... that went on my cards. Then we got married and couldn't pay everything upfront as we were self funding. She is now working again and making a good living of 42K on top of my salary. The result is a debt load that is on higher interest cards. The payment for the cards is manageable for us, however the interest card companies charge is outrageous. We simply want to pay off the card, close all but one account (for emergency purposes only) and pay off our LendingClub loan responsibly. You can see that I have no late or missed payments, own a home and have no auto loan. I assure you there will be no default as basically we are swapping one payment (to the cards) for another (to you). Thank you in advance for this great help. With gratitude and humility, Mark

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,629.00	Public Records On File:	0
Revolving Line Utilization:	93.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359078

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359078	$24,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359078. Member loan 359078 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,833 / month
Current employer:	MCKINSEY and COMPANY	Debt-to-income ratio:	5.37%
Length of employment:	10 years	Location:	MIAMI, FL

Home town:	miami
Current & past employers:	MCKINSEY and COMPANY
Education:	NORTHWESTER UNIVERSITY

This borrower member posted the following loan description, which has not been verified:

Hello I'd like to get a credit line of $20,000 to pay my credit cards and close them. Regards, Nelson

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	47
Revolving Credit Balance:	$38,585.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359119

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359119	$3,500	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359119. Member loan 359119 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Dr. Hector M. Bush	Debt-to-income ratio:	7.57%
Length of employment:	5 years	Location:	Madison, GA

Home town:	New York City
Current & past employers:	Dr. Hector M. Bush
Education:	NYC Community College

This borrower member posted the following loan description, which has not been verified:

To clean up damage by previous tennant in my rental property in Carrollton TX. Replace carpeting in 3 bedrooms, paint 2 guest bedrooms, main hallway and living room. Landscaping has been neglected and requires extensive clean up. Pool grouting needs to be repaired and several pool tiles have to be reinstalled.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	20
Revolving Credit Balance:	$1,369.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359127

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359127	$20,000	17.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359127. Member loan 359127 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,908 / month
Current employer:	Toledo Hospital and Blade paper routes	Debt-to-income ratio:	23.75%
Length of employment:	1 year 10 months	Location:	Toledo, OH

Home town:	Tecumseh
Current & past employers:	Toledo Hospital and Blade paper routes, Toledo Blade
Education:	University of Michigan, Foothill community college

This borrower member posted the following loan description, which has not been verified:

Need down payment of 20,000.00 for a 6 unit apartment complex. This property makes $32,760.00 a year. Property is a brick building with private balconies for each unit. This apartment complex is fully updated. Newly remolded bathrooms, kitchens, new windows and roof. Hard wired fire alarms throughout building and an art deco in hallway. It also has full launderette and solar panels on roof. Tenants are long term tenants. This property has a history needing little maintenance. Introduction of G. Odd Designs LLC G. Odd Designs, is a Real Estate Investment Trust (REIT) and Property Management LLC. What we do is buy properties that are 95% to 100% full. Little or no maintenance is required, because the buildings have been recently updated. We then work with non-profit organizations who need to place clients in a rental property. Therefore we have an endless list of tenants with government guaranteed rents. G. Odd Designs LLC is a new company showing a positive cash flow in it?s first year of business.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,313.00	Public Records On File:	0
Revolving Line Utilization:	54.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

Member Payment Dependent Notes Series 359149

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359149	$11,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359149. Member loan 359149 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Genesis Rehab Services	Debt-to-income ratio:	22.66%
Length of employment:	2 years	Location:	BALTIMORE, MD

Home town:	Distric of Columbia
Current & past employers:	Genesis Rehab Services, Richmond American Homes
Education:	Villa Julie College, University of Baltimore

This borrower member posted the following loan description, which has not been verified:

I am looking for a personal loan to pay off the balance of an existing Bank of America credit card used while in college. I am on time for every payment, yet the finance charges are eating up any payment I make. I am not able to make any movement on the loan at all and need help.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,903.00	Public Records On File:	0
Revolving Line Utilization:	87.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359158

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359158	$18,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359158. Member loan 359158 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	D' Arcangelo and Company	Debt-to-income ratio:	13.19%
Length of employment:	6 years	Location:	Brewerton, NY

Home town:	Rome
Current & past employers:	D' Arcangelo and Company, Tonys
Education:	University of Arizona

This borrower member posted the following loan description, which has not been verified:

I will be paying down a high interest credit card. I will use the remaining of the money towards home improvement on one of my rental properties.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	25
Revolving Credit Balance:	$10,618.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359168

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359168	$24,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359168. Member loan 359168 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Jolley Urga Wirth Woodbury & Standish	Debt-to-income ratio:	17.68%
Length of employment:	3 years 4 months	Location:	Las Vegas, NV

Home town:	Tucson
Current & past employers:	Jolley Urga Wirth Woodbury & Standish, Bank of America Corp.
Education:	William Boyd School of Law, University Nevada Las Vegas- Undergrad/MBA

This borrower member posted the following loan description, which has not been verified:

I am getting married next month an my and my fiance are paying for the wedding ourselves. We are both just starting out in our careers and dealing with student loan payments. I took out several credit cards to pay the pre-wedding expenses at very high interest rates. I am interested in conslidating my higher interest credit cards and covering the last 5,000 of our wedding. I am really excited about a 36 month term because the end is in sight for payment of our wedding!

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,565.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359175

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359175	$5,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359175. Member loan 359175 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	HCPD Maryland	Debt-to-income ratio:	8.21%
Length of employment:	6 years	Location:	ELLICOTT CITY, MD

Home town:
Current & past employers:	HCPD Maryland, HCPD
Education:	St. Leo University

This borrower member posted the following loan description, which has not been verified:

Loan to supplement wedding expenses.

A credit bureau reported the following information about this borrower member on October 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,535.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359176

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359176	$3,250	17.15%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359176. Member loan 359176 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	1 and 1 Internet Inc.	Debt-to-income ratio:	22.32%
Length of employment:	3 years	Location:	PHOENIXVILLE, PA

Home town:	Binghamton
Current & past employers:	1 and 1 Internet Inc.
Education:	Mansfield University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I need this loan to consolidate all my old debt away. I want to begin anew, knowing what I do now, rather than the naive person I was back then. Even if I cannot be loaned the maximum amount, any amount you are willing to loan will be appreciated. I just want to get out from under this debt, pay off the loan, and move on positively in my life. Please help me as much as you can, I always pay my bills on time so I will not let you down. Thank you very much for your time and consideration. God Bless. Very sincerely, Christopher Flagg

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,430.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 359183

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359183	$15,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359183. Member loan 359183 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,040 / month
Current employer:	Stanford University	Debt-to-income ratio:	16.01%
Length of employment:	5 years	Location:	MILPITAS, CA

Home town:	Altus
Current & past employers:	Stanford University, Notel Networks
Education:	San Jose City College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate a couple of credit cards that I currently have into one easy monthly payment. I no longer use the credit cards for any expenses. However, I am finding it difficult to pay the cards down with such high interest rates.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,692.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359200

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359200	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359200. Member loan 359200 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	Raymond James & Associates	Debt-to-income ratio:	17.54%
Length of employment:	17 years 5 months	Location:	Saint Petersburg, FL

Home town:
Current & past employers:	Raymond James & Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for a short term loan of $8000 to pay off a higher interest rate loan. I will pay this lending club loan off in full before the end March 2009. Likely sooner.

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$255,001.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 359277

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359277	$4,200	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359277. Member loan 359277 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,216 / month
Current employer:	Result Center and Steven D Bell	Debt-to-income ratio:	17.23%
Length of employment:	10 years 6 months	Location:	Leesville, SC

Home town:	Lexa
Current & past employers:	Result Center and Steven D Bell
Education:	USC

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate 2 cards and 2 personal loans to be able to get a lower rate. All 4 are a VERY high rate and this would benefit my budget and credit to consolidate. I am a dedicated worker and have been with the same company for 10 years. I own my home free and clear of which I recently paid off. I have never paid a bill late and have no collections. I value my credit and my good name. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$300.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359337

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359337	$10,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359337. Member loan 359337 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,267 / month
Current employer:	Ocean Spray Cranberries	Debt-to-income ratio:	8.69%
Length of employment:	8 years	Location:	CHASKA, MN

Home town:	New Bedford
Current & past employers:	Ocean Spray Cranberries, Ocean Spray Crranberries
Education:	MBA Bentley College

This borrower member posted the following loan description, which has not been verified:

Need to put a new roof on an investment property in South Eastern Massachusetts.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,459.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359391

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359391	$12,600	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359391. Member loan 359391 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Sonoma Valley Unified School District	Debt-to-income ratio:	23.13%
Length of employment:	28 years	Location:	Bellingham, WA

Home town:	Northville
Current & past employers:	Sonoma Valley Unified School District
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

I am a good no risk/high reward candidate for a loan because I am a mother, grandmother and retired kindergarten teacher with over 50 years of pristine credit. I always pay my bills on time through divorce and raising three children on my own. My present credit score does not reflect that fact due primarily to erroneous late charges from Countrywide while I was refinancing elsewhere to escape their predatory option arm loan last January. I have moved to a new state near my children and own 2 houses with recent unseasoned mortgages after living and working in the same community for 30 years. The combined untapped equity in the houses is $200,000. One house is rented on a long term lease, which pays that mortgage. I have two cars with no payments due. I also own some stocks that I prefer not to liquidate in this current environment. I want to consolidate some higher interest credit card debt and raise my credit score again. Thank you for considering this request and helping me!!

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1982	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	10
Revolving Credit Balance:	$40,394.00	Public Records On File:	0
Revolving Line Utilization:	57.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359392

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359392	$20,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359392. Member loan 359392 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Express Consolidation	Debt-to-income ratio:	4.89%
Length of employment:	5 years 10 months	Location:	Delray Beach, FL

Home town:	Mentor
Current & past employers:	Express Consolidation, Cap Gemini America
Education:	Villanova University

This borrower member posted the following loan description, which has not been verified:

I have $40,000 to purchase a $60,000 business. It is an online baby store with excellent Google and Search Engine page rankings. More information is available upon request.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	65
Revolving Credit Balance:	$26,761.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 359401

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359401	$6,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359401. Member loan 359401 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	DMS Marketing	Debt-to-income ratio:	17.53%
Length of employment:	2 years 6 months	Location:	San Diego, CA

Home town:	San Francisco
Current & past employers:	DMS Marketing, Homestore
Education:	San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I need to buy a decent used car and I would prefer to go through the Lending Club as opposed to my bank.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	75
Revolving Credit Balance:	$1,966.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359420

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359420	$25,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359420. Member loan 359420 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Your Direction LLC	Debt-to-income ratio:	5.62%
Length of employment:	5 years	Location:	West Jordan, UT

Home town:	West Valley City
Current & past employers:	Your Direction LLC, ACS, inc, DandD Toys, Marshall Industries, Teltrust
Education:	Advanced Technical Centers

This borrower member posted the following loan description, which has not been verified:

The Hunt begins December 1st. Hunt for a Million is completing a new online advertising service designed for local businesses. Most online advertising is either expensive, not targeted to local consumers, or has a limited audience. We address those issues with a new advertising service that targets small to medium sized businesses that have a "brick and mortar" store. We give small businesses an advertising solution that is not only affordable, but also very effective. We are currently selling advertising opportunities to businesses in Utah, and want to expand our offering to additional states. To do so, we need funds to hire sales managers, trainers and associates. We also need to acquire an office in each area we are expanding to, print sales material, and other expenses. The concept has been very well received by local businesses thus far, and we are very excited to offer it to companies across the US. There are over 22,000,000 small businesses in the US, most of which are perfect candidates for our advertising solution. We can provide additional information about our service, please fill out an information request at HuntforaMillion.com.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	11
Revolving Credit Balance:	$22,506.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359430

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359430	$6,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359430. Member loan 359430 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	Hammond Associates	Debt-to-income ratio:	10.77%
Length of employment:	1 year 4 months	Location:	St. Louis, MO

Home town:	Saint Louis
Current & past employers:	Hammond Associates, Verizon Communications
Education:	Vatterott College - Saint Ann Campus, st louis community college, university of missouri st louis, southwest missouri state university

This borrower member posted the following loan description, which has not been verified:

This money will be used to lay a new driveway at my house. I am a homeowner wishing to lay a new driveway. I always pay my bills on time and have been long employed in a healthy IT industry. I am also a lender on a competing P2P website who is currently in a quiet period. I wanted to get familiar with the LendingClub process and participate in the P2P process.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	67
Revolving Credit Balance:	$244.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 359432

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359432	$20,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359432. Member loan 359432 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Southern California Edison	Debt-to-income ratio:	11.12%
Length of employment:	6 years	Location:	LOS ANGELES, CA

Home town:	Santa Cruz
Current & past employers:	Southern California Edison, Presentation Services
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

Paying Off Credit Cards, Bank & Auto Loan

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,639.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359446

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359446	$13,400	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359446. Member loan 359446 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	n/a	Debt-to-income ratio:	19.33%
Length of employment:	n/a	Location:	Phoenix, AZ

Home town:	Greenwood
Current & past employers:
Education:	University of Evansville, Phoenix School of Law

This borrower member posted the following loan description, which has not been verified:

I am a student that has an outside job. Due to necessary repairs and educational costs I have incurred some credit card debt on multiple cards. This loan will allow me to pay off the credit cards, put the debt into a single loan, and purchase school supplies before the next semester tuition check is disbursed. The outside job can cover the cost of the monthly loan payments, but it is necessary to have some money upfront to purchase items for education.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,874.00	Public Records On File:	0
Revolving Line Utilization:	47.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359449

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359449	$2,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359449. Member loan 359449 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Concurrent Technologies Corporation	Debt-to-income ratio:	12.36%
Length of employment:	2 years 4 months	Location:	Albany, GA

Home town:	Lincoln
Current & past employers:	Concurrent Technologies Corporation, Albany State University, Phoebe Putney Memorial Hospital
Education:	Macon State College

This borrower member posted the following loan description, which has not been verified:

Vacation

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	31	Months Since Last Delinquency:	12
Revolving Credit Balance:	$257.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359453

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359453	$14,400	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359453. Member loan 359453 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Ultimate High School Sports Guide, LLC	Debt-to-income ratio:	23.06%
Length of employment:	6 months	Location:	Bell, FL

Home town:	Bell
Current & past employers:	Ultimate High School Sports Guide, LLC, Gilchrist Co. School Board - Special Education Teacher for 4 years
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

I am the editor of a new (6 months) and free high school sports magazine. My edition is extremely profitable ($18k per month in ad revenue) and I and my head account executive are ready to take our business model to NC. The owners are ready to begin the franchise process as soon as we have the capital to get through the first two months. The loan would provide my associate and myself a month of prep time in NC prior to printing, account executive fees,printing and miscellaneous costs for the first two months. We would be eager to accept any reasonable offer. This loan is the stepping-stone to multiple franchises that we need. We have the talent, knowledge and commitment. What we lack is the start-up capital!

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	32
Revolving Credit Balance:	$895.00	Public Records On File:	0
Revolving Line Utilization:	16.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359462	$6,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359462. Member loan 359462 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,958 / month
Current employer:	Electronic Arts	Debt-to-income ratio:	16.24%
Length of employment:	3 years 3 months	Location:	orlando, FL

Home town:	Darien
Current & past employers:	Electronic Arts
Education:	Full Sail Real World Education

This borrower member posted the following loan description, which has not been verified:

My situation goes like this. I rent a room in a condo right now and the landlord is selling the place since she moved to Wisconson. This is a great opportunity for me to purchase my first property at a great price and do my part in rebuilding the horrid real estate market in FL (and the rest of the US). What I need this loan for is to cover my down payment and closing costs. I have no family or friends that have the spare money so I'm looking for this loan. This opportunity is coming at a relatively bad time for me financially because i just took a 2 week trip to europe and left a good bit of my money over there. But it was a GREAT trip! I am a solid borrower and will not miss a payment. I have steady income and save money but I want to jump on this property a.s.a.p. You will also be helping my landlord who is trying to get rid of this property... so that means you'll be helping 2 people for the price of one! What more could a philanthropist like yourself ask for? Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	34
Revolving Credit Balance:	$1,995.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359468

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359468	$14,400	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359468. Member loan 359468 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Corcoran State Prison	Debt-to-income ratio:	13.01%
Length of employment:	15 years	Location:	fresno, CA

Home town:	Chihuahua
Current & past employers:	Corcoran State Prison, Calif Dept of Corrections
Education:	Fresno City College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off (4) creditors. 3 are credit cards, 1 is a personnal loan. The credit cards payed off, will be closed if funding is approved.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,827.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359474

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359474	$3,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359474. Member loan 359474 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,393 / month
Current employer:	General Dynamics Information Technology	Debt-to-income ratio:	13.56%
Length of employment:	4 months	Location:	STAFFORD, VA

Home town:	Sacramento
Current & past employers:	General Dynamics Information Technology, Best Buy Co. Inc.
Education:	University of Maryland-University College, ECPI College of Technology, Columbia Southern University

This borrower member posted the following loan description, which has not been verified:

I lost a roommate and I won't get a paycheck from my second job until the end of the month. After I start getting my paycheck from my second job I should be fine.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	46
Revolving Credit Balance:	$3,565.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 359487

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359487	$24,975	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359487. Member loan 359487 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	dial seven limo service	Debt-to-income ratio:	0.64%
Length of employment:	8 years 6 months	Location:	jackson heights, NY

Home town:
Current & past employers:	dial seven limo service
Education:

This borrower member posted the following loan description, which has not been verified:

hi, i am moving to my new apt. that i have just leased. i have to completely furnish that apt. i was thinking to get bank loan or store credit but my girl friend finds this site. she advice me to use this site because interest rate is way better than store cards or bank credit cards. and that was a "GIRL FRIEND'S" advice.(most likely an order). she is moving in with me and we are thinking about getting married some time next year. so please help me out. thanks for stopping by my listing

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$974.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359492

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359492	$25,000	19.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359492. Member loan 359492 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	elite realty services	Debt-to-income ratio:	12.23%
Length of employment:	6 years 2 months	Location:	san jose, CA

Home town:	us
Current & past employers:	elite realty services, ecommloan
Education:	sju

This borrower member posted the following loan description, which has not been verified:

it took me almost 2 years to finish building this commercial loan bussiness site. i need around 15k, (the other 10k use to pay off high rate credit card)for the marketing, right now the website do generate leads but i want to get alot more.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,724.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 359495

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359495	$18,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359495. Member loan 359495 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,833 / month
Current employer:	Piczo Inc.	Debt-to-income ratio:	13.79%
Length of employment:	2 years 2 months	Location:	Santa Clara, CA

Home town:	Santa Clara
Current & past employers:	Piczo Inc.
Education:	University of California, Riverside

This borrower member posted the following loan description, which has not been verified:

I need a business loan to finish the last steps before I can launch my company. I am creating covers for the Amazon Kindle. The Kindle is an electronic device for reading books and a lot more. Owners often complain about the cover that comes with the Kindle because it does not hold it securely in place. My covers hold the Kindle in place with a custom plastic case inside a hard cover. Beautiful artwork is printed on the fronts of the cover. My covers simulate a hardcover book. I've paused the preorder site but you can still view a sample: http://www.bookguards.com I ran the preorder site for less than a week and received 37 preorders @ $40 each. 21 people also e-mailed me inquiring more about them so I think they can be sold once the final product is out. This alone makes me believe very strongly in the success of my business. I have done as much as I can prior to needing this loan. The loan will help me complete the critical final steps. I'm very excited about this and spent a lot of time thinking through every step. Here's what I have done so far: I have had a plastic design company develop a final plastic injection mold to reproduce the plastic cases. I thought this was the hardest step and I've got it done already. I also have a printing company on board with me waiting for the parts to start creating the final covers. These parts include the hardcovers, plastic cases, and the artwork. I am in agreement with several artists and companies to reproduce their artwork on the covers. More specifically how the loan will be spent: I will get the plastic injection mold to a plastic manufacturer immediately to start creating the cases. Those cases will be shipped to the printing company where they can start creating the final covers. Once those are made they will be shipped to my fulfillment company and made ready to ship. At that point I can go ahead and relaunch my site and start taking orders again. As you can see I really am at the final steps. With this loan I will be in business hopefully within 30 days. I have great credit. I am definitely capable of paying back this loan. Thank you for taking the time to read this. Hopefully you will believe in me and the success of the company.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359409

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359409	$6,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359409. Member loan 359409 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,708 / month
Current employer:	Victoria's Secret	Debt-to-income ratio:	24.89%
Length of employment:	4 years 2 months	Location:	MINNEAPOLIS, MN

Home town:
Current & past employers:	Victoria's Secret
Education:	U of MN- Duluth

This borrower member posted the following loan description, which has not been verified:

I just moved. I need to buy furniture and pay off money borrowed for initial deposit on my town home. I would also like to pay off two credit cards.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	15
Revolving Credit Balance:	$3,139.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359540

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359540	$5,500	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359540. Member loan 359540 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,833 / month
Current employer:	Rushmore Capital Inc	Debt-to-income ratio:	6.03%
Length of employment:	28 years	Location:	RIDGEFIELD PARK, NJ

Home town:
Current & past employers:	Rushmore Capital Inc, N/A
Education:	N/A

This borrower member posted the following loan description, which has not been verified:

I applied for a personal loan to get a few personal things taken care of.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,442.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359543

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359543	$18,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359543. Member loan 359543 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	City of Southlake	Debt-to-income ratio:	17.43%
Length of employment:	4 years	Location:	Fort Worth, TX

Home town:	Provo
Current & past employers:	City of Southlake, City of Denton
Education:	University of Utah, University of North Texas

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to pay off current credit card debt obtained during my time at the University of North Texas four years ago pursuing my masters degree, so that I could support my young family at the time. My goal is to be debt-free as quickly as possible. My financial situation: I am a good candidate for this loan because while I am able to currently pay my credit cards, I am not making a big enough dent in the actual balances to really make a difference. Using Lending Club, I will be able to pay these down more quickly. Now that I am in a great job making good money my intention is to pay quite a bit more than the minimum every month. It is unlikely it will take me the full balance of time to pay off this loan. I am currently working in local government where I make a decent income for someone my age and I would like to take advantage of this opportunity to pay off the debt I incurred while trying to reach this professional goal. I have no accounts delinquent and have never fell into the red with any of my creditors. I know I would make an excellent investment for LendingClub Investors. Below are the balances of my current cards. I would like to note that all of this debt was on one card a two years ago, but I transferred it to many no-interest/low-interest cards to try and put a bigger dent in the balance. Now many of the promotional APR offers have expired on those cards and the rates have gone way up. 1. Bank of America American Express - $8,272 @ 10% 2. Chase Visa - $2,550 @ 19% 3. Chase Mastercard - $6,300 @ 13% 4. Discover Card - $6,075 @ 15% 5. Citi Bank - $1,237 @ 19% 6. REI Visa - $500 @ 19% Please let me know if you have any other questions.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,046.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359558

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359558	$8,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359558. Member loan 359558 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	John Hancock Life Insurance (Manulife)	Debt-to-income ratio:	6.41%
Length of employment:	8 years	Location:	Brookline, MA

Home town:	Wyandotte
Current & past employers:	John Hancock Life Insurance (Manulife), University of Virginia Medical Center
Education:	University of Virginia

This borrower member posted the following loan description, which has not been verified:

? After some years of fiscal irresponsibility and relative ignorance, I have realized the error of my ways and have spent a great deal of money and time working to restore and rebuild my credit. To this end, I have improved creditors? faith in me to the point of obtaining several small to decent lines of credit. These were used to clear up any outstanding issues, but now they themselves need to be paid off. I have never missed a payment on these (all of which are either approaching or have exceeded a year in age), and some are considerably below their limits. However, even as I am currently able to pay more than any minimums due each month, it will still take several years (even with relatively good rates ranging from 10.49% on several cards to 18.9% on one small account) to clear these accounts as well. Any loan money I receive would be used to pay off these accounts in full, thus clearing up money for saving (for a home, a child, a car) while allowing me to make one payment each month to a willing lender. The credit I was given in the past provided a path to ruin; the credit I have been afforded in more recent years shows the progress I?ve made in rebuilding this important aspect of my life; any loan I may receive now would be, to me, an indication that I?ve made even greater strides. I could certainly understand any reluctance on the part of a would-be lender, but I think the steps I?ve taken in the past 12-18 months should assure anyone of my intention to continue moving forward. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,924.00	Public Records On File:	1
Revolving Line Utilization:	93.00%	Months Since Last Record:	70
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359571

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359571	$22,000	19.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359571. Member loan 359571 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Sliced Bread	Debt-to-income ratio:	22.33%
Length of employment:	3 years	Location:	buffalo, NY

Home town:	Silver Creek
Current & past employers:	Sliced Bread, Citigroup, US Army, Maywalt Realty
Education:	Houghton College, Indiana Wesleyan University, silver creek central school

This borrower member posted the following loan description, which has not been verified:

I already have a decent sized business going (I sold $600,000 worth of DVD's last year), but am always looking for more financing as the more money I have to purchase inventory with the more I can make in any given year. I have been a powerseller on eBay for over 2 years at this point (my eBay name is AuroraLove5, and my Amazon name is bkp3725). I have never been late on a single payment, and aside from having a steady home based business I work at Citigroup in NY making a good chunk of change there too in case DVD's slow down (just got out of the army and I am thrilled to be back in the states). My credit card debt level fluctuates DRAMATICALLY from month to month (I only buy when things are on sale, and I pay everything off as soon as they sell - always within 3 months), which makes conventional financing hard, which is why this seems to be the best solution for me. If you have any questions please feel free to email me at RogerFarney@Hotmail.com. Thank you for your consideration. Roger Farney (By the way, my wife's loan is actually on the front page of lendingclub.com towards the bottom, we are current on that loan, and looking to expand further in case you were wondering) http://members.ebay.com/ws/eBayISAPI.dll?ViewUserPage&userid=auroralove5 (eBay about me page, you can browse my auctions from there as well)

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	48	Months Since Last Delinquency:	2
Revolving Credit Balance:	$22,341.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359583

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359583	$9,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359583. Member loan 359583 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,333 / month
Current employer:	metropolitan museum of art	Debt-to-income ratio:	21.38%
Length of employment:	6 years 5 months	Location:	Forest Hills, NY

Home town:	bucharest
Current & past employers:	metropolitan museum of art, sculpture house casting
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

In august my daughter got married: she moved out I'm a widower so I decided I do not need such a big house so I put it up for sale except every would be buyer complains about the bathroom which although nice, clean and useful could use a face-lift...

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,649.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 359589

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359589	$11,500	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359589. Member loan 359589 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Equity Gas	Debt-to-income ratio:	1.24%
Length of employment:	16 years 5 months	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Equity Gas
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

This loan will be used to payoff American Express for charges that were related to medical and dental expenses. I had called American Express to approve these charges for Flex Pay (monthly payoff) and the approval was given. For some reason, American Express did not transfer charges as requested and before I realized the mistake sixty days had passed. At this point, American Express requested the full amount. They did have conversations on file but refused to budge so I need to pay the balance off. I have always had good credit and have been proud of this. I want to maintain this status.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,538.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359600

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359600	$15,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359600. Member loan 359600 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$29,167 / month
Current employer:	Fluid Surf II, Inc	Debt-to-income ratio:	5.86%
Length of employment:	1 year 3 months	Location:	San Clemente, CA

Home town:	San Clemente
Current & past employers:	Fluid Surf II, Inc
Education:	Humboldt State University, ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

We are a small surf shop in San Clemente, Ca fortunate enough to be the only option in an exclusive community. The shop has successfully been in existence for over 6 years, and my wife and I have owned it for over 1 year and 3 months. We would like to obtain a loan to expand the products that we offer to our customers, and to cover certain working expenses until our busy holiday season.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,073.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359671

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359671	$17,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359671. Member loan 359671 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Silver State Schools Credit Union	Debt-to-income ratio:	10.43%
Length of employment:	12 years	Location:	LAS VEGAS, NV

Home town:	Luebeck
Current & past employers:	Silver State Schools Credit Union, Children's World
Education:	CSN

This borrower member posted the following loan description, which has not been verified:

I am looking to pay off my Bank One card in the amount of $7000, my WaMu card in the amount of $5000, and my part of my joint CitiCard, which is $5000. I will not use any of the funds, and will not need the money available to me. I can provide payoff addresses for checks to be directly cut to the Credit Card companies and can close them out if needed.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,126.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359689

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359689	$10,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359689. Member loan 359689 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Triton College	Debt-to-income ratio:	19.30%
Length of employment:	2 years 2 months	Location:	Franklin Park, IL

Home town:
Current & past employers:	Triton College
Education:

This borrower member posted the following loan description, which has not been verified:

The loan will be used to consolidate some low amount credit card loans to make it one payment.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,680.00	Public Records On File:	1
Revolving Line Utilization:	25.20%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359696

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359696	$6,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359696. Member loan 359696 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,000 / month
Current employer:	Fortis Bank	Debt-to-income ratio:	3.64%
Length of employment:	2 years 3 months	Location:	Long Island City, NY

Home town:	Rochester Hills
Current & past employers:	Fortis Bank, JPMorgan Chase & Co.
Education:	Western Michigan University

This borrower member posted the following loan description, which has not been verified:

I have a very close friend who is going through a divorce (married 2 years - just informed me as I stood up in his wedding) and is unable to access majority of his assets under his circumstance. He also does not have the funds available to get what he needs done properly. He cannot and would not like to put his name or take out any loans on paper during this period of time for several reasons. I am a banker in NYC and its getting close to the end of the year. I would like to / and need to help him, however as it nears the end of each year free cash flow runs tight and credit card balances add up. I will be receiving my YE'2008 bonus within the next 3 months at which point I will be able to repay all credit cards and other debts. He cannot wait for my help until then. I am hoping that this will get funded quickly and I can then lend the money to him under which he will pay myself back under our own agreement as I will have the ability to repay this much easier and sooner. My credit at this time of the year goes down only due to increased debt balances of which get 100% repaid in full at the beginning of every year (for the past 5 years) at which point credit score is restored. My salary and bonus are roughly 50/50% of my income. Even under the circumstances of today's financial market, our team has done extremely well and there is no reason this year will be different than any of the previous years. I figure I could of made up another reason for needing the money, however this is the honest truth and I would like to be able to help him as soon as possible. If I needed to post some collateral -- I could (maybe a watch) Thanks much.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,753.00	Public Records On File:	0
Revolving Line Utilization:	94.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359706

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359706	$24,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359706. Member loan 359706 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Global Basecamps	Debt-to-income ratio:	21.69%
Length of employment:	2 years 6 months	Location:	Encinitas, CA

Home town:
Current & past employers:	Global Basecamps, Pacific Gas & Electric
Education:	University of Virginia (UVA) - Masters of Science, University of Delaware - Bachelor of Science

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to design and develop a new website and marketing campaign for a new product line for a small travel business. My financial situation: I am a good candidate for this loan because I am currently an owner in a travel company which has a proven sales history and has established ourselves in a very rapidly growing travel niche. We are looking to expand our business through the development of a new website and marketing strategy. Since we have been reinvesting all profits back into the company I currently do not have the capital at hand to launch this new site, which is why I am looking to the Lending Club community to help!

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,462.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359707

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359707	$25,000	18.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359707. Member loan 359707 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,217 / month
Current employer:	Self Employed	Debt-to-income ratio:	24.52%
Length of employment:	1 year	Location:	Manchester, MI

Home town:	Ann Arbor
Current & past employers:	Self Employed
Education:	Dallas Community College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off the balance of a note due to the seller of well collateralized buisness. Monies will go directly to the note holder.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1991	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$145,032.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359708

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359708	$9,925	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359708. Member loan 359708 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,792 / month
Current employer:	GTSI	Debt-to-income ratio:	12.92%
Length of employment:	3 years	Location:	Fairfax, VA

Home town:	India
Current & past employers:	GTSI, UNIMIND Software Solutions Inc
Education:	University of Memphis

This borrower member posted the following loan description, which has not been verified:

Hi, This is my first loan through Lending Club. I am buying a land as a Investment and it is coming at a bargain price. I need some 10,000 dollars more for immediate downpayment. My Monthly salary after taxes is 5200 along with my wife earning 3300. So I will pay back the loan in 2/3 months. Frankly most of my money is struck in the Stock Markets.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,845.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Posting Report Supplement No. 11 dated October 23, 2008